Exhibit 99.1

Brian Smith

ESI

503-672-5760

smithb@esi.com

ESI Announces Second Quarter Fiscal 2012 Results

Revenues Increase to $82 million

PORTLAND, Ore. – October 26, 2011 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2012 second quarter ended October 1, 2011. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation and non-recurring items.

Revenue in the second quarter was $81.9 million, compared to $77.0 million in the first quarter of 2012 and $59.6 million in the second quarter of last fiscal year. On a GAAP basis, net income was $8.5 million or $0.29 per diluted share, compared to $5.9 million or $0.20 per diluted share in the prior quarter. On a non-GAAP basis, second quarter net income was $9.3 million or $0.32 per diluted share, compared to $7.9 million or $0.27 per diluted share in the first quarter of fiscal 2012 and $2.9 million or $0.10 per diluted share in the second quarter of fiscal 2011.

“We delivered another quarter of strong sales and earnings growth,” stated Nick Konidaris, president and CEO of ESI. “Year over year, sales grew 37% and non-GAAP earnings per share more than tripled.”

Orders for the second quarter were $40.6 million, compared to $98.9 million in the prior quarter and $70.2 million in the corresponding quarter last year. Konidaris continued, “Following near-record order levels in the first quarter, orders declined due to lumpiness in our micromachining business and deferred capacity additions in DRAM, LED and passive components due to concerns over the economic environment. Although visibility is limited, we expect customer activity to increase in the third quarter.”

Gross margin at 44% was flat with last quarter and last year. Operating expenses decreased sequentially by $2.7 million primarily due to lower stock compensation. Non-GAAP operating expenses increased slightly, from $23.1 million to $23.4 million, but decreased as a percent of sales. Non-GAAP operating income was $13.1 million, or 16% of sales, up from $11.3 million or 15% of sales in the first quarter, and it represented the highest level in more than five years.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2012 Results

Balance Sheet and Cash Flow

At quarter end, cash and investments including restricted cash grew to $226 million. Cash flow from operations was $26.4 million during the second quarter, primarily a result of profitable operations and strong cash collections.

Third Quarter 2012 Outlook

Based on current business conditions, ESI expects revenues for the third quarter of fiscal 2012 to be in the $50 million range. Third quarter non-GAAP earnings per share are expected to be at breakeven or slightly below.

Konidaris concluded, “The uncertain economic and market environment has caused many of our customers to delay their near-term capacity additions. These pauses are typical in some of our markets, and could last several quarters. During this period demand will be primarily driven by our new product introductions as well as opportunities related to growth in smartphones and tablets. In the meantime, we plan to continue to invest aggressively in R&D in order to advance our position and support our customers.”

The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 800-688-0796 (domestic participants) or 617-614-4070 (international participants). The conference ID number is 43538874. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through November 5, 2011, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 76788016. The webcast will be available on ESI’s website for one year.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation and other non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2012 Results

About ESI

ESI is a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in semiconductors, electronic devices, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the semiconductor, microelectronics and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore, with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2012 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Oct 1, 2011	Jul 2, 2011	Oct 2, 2010	Oct 1, 2011	Oct 2, 2010
Operating Results:
Net sales	$81,884	$77,046	$59,554	$158,930	$118,025
Cost of sales	45,943	43,286	33,553	89,229	70,551

Gross profit	35,941	33,760	26,001	69,701	47,474
Operating expenses:
Selling, service and administration	14,884	16,496	15,046	31,380	27,891
Research, development and engineering	10,742	11,234	10,217	21,976	20,428
Legal settlement costs	—	550	—	550	—

Net operating expenses	25,626	28,280	25,263	53,906	48,319

Operating income (loss)	10,315	5,480	738	15,795	(845)
Non-operating (expense) income:
Sale of previously impaired auction rate securities	—	2,729	—	2,729	—
Interest and other (expense) income, net	(406)	(137)	187	(543)	245

Total non-operating (expense) income	(406)	2,592	187	2,186	245

Income (loss) before income taxes	9,909	8,072	925	17,981	(600)
Provision for (benefit from) income taxes	1,372	2,159	1,536	3,531	(190)

Net income (loss)	$8,537	$5,913	$(611)	$14,450	$(410)

Net income (loss) per share - basic	$0.30	$0.21	$(0.02)	$0.51	$(0.01)

Net income (loss) per share - diluted	$0.29	$0.20	$(0.02)	$0.49	$(0.01)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2012 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:
	Oct 1, 2011	Jul 2, 2011	Apr 2, 2011
Assets
Current assets:
Cash and cash equivalents	$84,143	$88,331	$116,412
Restricted cash	22,269	22,269	10,769
Short-term investments	96,503	88,546	69,245

Total cash, restricted cash and investments	202,915	199,146	196,426
Trade receivables, net	29,631	60,531	44,100
Inventories	75,705	71,982	65,362
Shipped systems pending acceptance	1,339	6,446	5,289
Deferred income taxes, net	9,644	9,667	9,892
Other current assets	4,308	6,414	6,784

Total current assets	323,542	354,186	327,853
Non-current assets:
Non-current investments	23,063	—	8,097
Auction rate securities	—	—	5,166
Property, plant and equipment, net	38,730	39,524	39,661
Non-current deferred income taxes, net	28,865	29,676	30,822
Goodwill	4,014	4,014	4,014
Acquired intangible assets, net	9,159	9,585	10,035
Other assets	12,469	11,942	14,519

Total assets	$439,842	$448,927	$440,167

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$15,936	$23,940	$18,650
Accrued liabilities	20,021	21,037	33,425
Deferred revenue	9,363	21,964	16,039

Total current liabilities	45,320	66,941	68,114
Non-current income taxes payable	9,603	9,597	9,754
Shareholders’ equity:
Preferred and common stock	162,546	158,386	153,189
Retained earnings	221,870	213,333	207,420
Accumulated other comprehensive income	503	670	1,690

Total shareholders’ equity	384,919	372,389	362,299

Total liabilities and shareholders’ equity	$439,842	$448,927	$440,167

End of period shares outstanding	28,805	28,628	28,299

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Analysis of Second Quarter Fiscal 2012 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Oct 1, 2011	Jul 2, 2011	Oct 2, 2010	Oct 1, 2011	Oct 2, 2010
Sales detail:
Semiconductor Group	$24,171	$18,025	$13,160	$42,196	$32,217
Interconnect/ Micromachining Group	51,227	48,212	33,090	99,439	53,701
Components Group	6,486	10,809	13,304	17,295	32,107

Total	$81,884	$77,046	$59,554	$158,930	$118,025

Gross margin %	44%	44%	44%	44%	40%
Selling, service and administration expense %	18%	21%	25%	20%	24%
Research, development and engineering expense %	13%	15%	17%	14%	17%
Operating income (loss) %	13%	7%	1%	10%	(1%)
Effective tax rate %	14%	27%	166%	20%	32%
Weighted average shares outstanding - basic	28,747	28,471	28,010	28,609	27,901
Weighted average shares outstanding - diluted	29,426	29,262	28,010	29,326	27,901
End of period employees	683	684	627	683	627

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2012 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Fiscal quarter ended			Two fiscal quarters ended
	Oct 1, 2011	Jul 2, 2011	Oct 2, 2010	Oct 1, 2011	Oct 2, 2010
Net sales	$81,884	$77,046	$59,554	$158,930	$118,025
Gross profit per GAAP	$35,941	$33,760	$26,001	$69,701	$47,474
Add back:
Purchase accounting included in cost of sales	289	289	289	578	578
Equity compensation included in cost of sales	261	296	294	557	576

Total non-GAAP adjustments to gross profit	550	585	583	1,135	1,154

Non-GAAP gross profit	$36,491	$34,345	$26,584	$70,836	$48,628

Non-GAAP gross margin	44.6%	44.6%	44.6%	44.6%	41.2%

Operating expenses per GAAP	$25,626	$28,280	$25,263	$53,906	$48,319
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	72	114	139	186	328
Research, development and engineering	47	47	36	94	72

Subtotal - purchase accounting included in operating expenses	119	161	175	280	400

Equity compensation included in operating expenses:
Selling, service and administration	1,599	3,938	1,638	5,537	3,862
Research, development and engineering	537	546	399	1,083	776

Subtotal - equity compensation included in operating expenses	2,136	4,484	2,037	6,620	4,638

Acquisition costs (settlement proceeds) included in operating expenses:
Selling, service and administration	—	—	280	—	(609)

Subtotal - acquisition costs (settlement proceeds) included in operating expenses	—	—	280	—	(609)

Other non-recurring items included in operating expenses:
Legal settlement costs	—	550	—	550	—

Subtotal - other non-recurring items included in operating expenses	—	550	—	550	—

Total non-GAAP adjustments to operating expenses	2,255	5,195	2,492	7,450	4,429

Non-GAAP operating expenses	$23,371	$23,085	$22,771	$46,456	$43,890

% of Net sales	29%	30%	38%	29%	37%
Operating income (loss) per GAAP	$10,315	$5,480	$738	$15,795	$(845)
Non-GAAP adjustments to gross profit	550	585	583	1,135	1,154
Non-GAAP adjustments to operating expenses	2,255	5,195	2,492	7,450	4,429

Non-GAAP operating income	$13,120	$11,260	$3,813	$24,380	$4,738

% of Net sales	16%	15%	6%	15%	4%
Non-operating (expense) income, net per GAAP	$(406)	$2,592	$187	$2,186	$245
Non-GAAP adjustment for sale of previously impaired auction rate securities	—	(2,729)	—	(2,729)	—
Non-GAAP adjustment for other litigation related costs	—	59	—	59	—

Non-GAAP non-operating (expense) income	$(406)	$(78)	$187	$(484)	$245

Net income (loss) per GAAP	$8,537	$5,913	$(611)	$14,450	$(410)
Non-GAAP adjustments to gross profit	550	585	583	1,135	1,154
Non-GAAP adjustments to operating expenses	2,255	5,195	2,492	7,450	4,429
Non-GAAP adjustments to non-operating expense	—	(2,670)	—	(2,670)	—
Income tax effect of non-GAAP adjustments	(2,002)	(1,164)	394	(3,166)	(1,547)

Non-GAAP net income	$9,340	$7,859	$2,858	$17,199	$3,626

% of Net sales	11%	10%	5%	11%	3%
Basic Non-GAAP net income per share	$0.32	$0.28	$0.10	$0.60	$0.13

Diluted Non-GAAP net income per share	$0.32	$0.27	$0.10	$0.59	$0.13

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2012 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2012 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended			Two fiscal quarters ended
	Oct 1, 2011	Jul 2, 2011	Oct 2, 2010	Oct 1, 2011	Oct 2, 2010
Net income (loss)	$8,537	$5,913	$(611)	$14,450	$(410)
Non-cash adjustments and changes in operating activities	17,867	(16,781)	(1,266)	1,086	13,302

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	26,404	(10,868)	(1,877)	15,536	12,892
NET CASH USED IN INVESTING ACTIVITIES	(32,233)	(18,303)	(12,920)	(50,536)	(13,118)
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,810	395	150	2,205	219
Effect of exchange rate changes on cash	(169)	695	842	526	1,092

NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,188)	(28,081)	(13,805)	(32,269)	1,085
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	88,331	116,412	54,225	116,412	39,335

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$84,143	$88,331	$40,420	$84,143	$40,420

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141